THE INFORMATION IN THIS PRICING SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL A FINAL PRICING SUPPLEMENT IS DELIVERED. THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


          Subject to Completion, Pricing Supplement dated July 9, 2001

PROSPECTUS Dated January 24, 2001                   Pricing Supplement No. 42 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-47576
Dated January 24, 2001                                  Dated             , 2001
                                                                  Rule 424(b)(3)


                                  $25,000,000
                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                          8% SPARQS due June 30, 2003
                          Mandatorily Exchangeable for
                  Shares of Common Stock of ORACLE CORPORATION

      Stock Participation Accreting Redemption Quarterly-pay SecuritiesSM
                                  ("SPARQSSM")

The SPARQS will pay 8% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Oracle common stock, subject to our right to call the SPARQS for cash at any time beginning July 22, 2002.

o The principal amount and issue price of each SPARQS is $ , which is equal to the closing price of Oracle common stock on the day we offer the SPARQS for initial sale to the public.

o    We will pay 8% interest (equivalent to $        per year) on the $
     principal amount of each SPARQS. Interest will be paid quarterly, beginning September 30, 2001.

o At maturity, unless we have previously called the SPARQS for the cash call price, you will receive one share of Oracle common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Oracle.

o Beginning July 22, 2002, we have the right to call all of the SPARQS at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of % per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 15 but not more than 30 days before the call date specified in the notice. You will not have the right to exchange your SPARQS for Oracle common stock prior to maturity.

o    Investing in SPARQS is not equivalent to investing in Oracle common stock.

o Oracle Corporation is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o We will apply to list the SPARQS to trade under the proposed symbol "MOR" on the American Stock Exchange LLC.

You should read the more detailed description of the SPARQS in this pricing supplement. In particular, you should review and understand the descriptions in"Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                            -----------------------

                            PRICE $       PER SPARQS

                            -----------------------

                                       Price         Agent's        Proceeds to
                                   to Public(1)    Commissions    the Company(1)
                                 --------------    -----------    --------------
Per SPARQS.......................       $              $              $
Total............................       $              $              $
------------------
(1)   Plus accrued interest, if any, from the Original Issue Date.

If you purchase at least 100,000 SPARQS in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the price will be $ per SPARQS ( % of the Issue Price). In that case, the Agent's commissions will be $ per SPARQS.


                                 MORGAN STANLEY
                              --------------------
                                Selected Dealers

ADVEST, INC.                                               DAIN RAUSCHER WESSELS
McDONALD INVESTMENTS INC.                            WELLS FARGO VAN KASPER, LLC

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley Dean Witter & Co. The return on the SPARQS at maturity is linked to the performance of the common stock of Oracle Corporation, which we refer to as Oracle Stock. The SPARQS also provide fixed quarterly payments at an annual rate of 8% based on the principal amount of each SPARQS. Unlike ordinary debt securities, SPARQS do not guarantee the return of principal at maturity. Instead the SPARQS pay a number of shares of Oracle Stock at maturity, subject to our right to call the SPARQS for cash at any time after July 22, 2002. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of % per annum on the issue price of the SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.

Each SPARQS                     We, Morgan Stanley Dean Witter & Co., are offering 8% Stock Participation Accreting
costs $                         Redemption Quarterly-pay Securities(sm) due June 30, 2003, Mandatorily Exchangeable
                                for Shares of Common Stock of Oracle Corporation, which we refer to as the
                                SPARQS(sm). The principal amount and issue price of each SPARQS is $ , which is equal to the closing price of Oracle Stock on the day we  offer the SPARQS for initial sale to the public.

No guaranteed                   Unlike ordinary debt securities, the SPARQS do not guarantee any return of principal
return of principal             at maturity.  Instead the SPARQS will pay an amount of Oracle Stock at maturity, subject to our prior call of the SPARQS for the applicable call price in cash. Investing in SPARQS is not equivalent to investing in Oracle Stock.

8% interest on the              We will pay interest on the SPARQS, at the rate of 8% of the per year, principal amount
principal amount                quarterly on each March 30, June 30, September 30 and December 30, beginning
                                September 30, 2001. The interest rate we pay on the SPARQS is more than the current dividend rate on Oracle Stock. The SPARQS will mature on June 30, 2003. If we call the
                                SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date.

Payout at maturity              At maturity, if we have not previously called the SPARQS, we will deliver to you a
                                number of shares of Oracle Stock equal to the exchange ratio for each $       principal
                                amount of SPARQS you hold.  The initial exchange ratio is one share of Oracle Stock per SPARQS, subject to adjustment for certain corporate events relating to Oracle
                                Corporation, which we refer to as Oracle.  You do not have the right to exchange your
                                SPARQS for Oracle Stock prior to maturity.

                                You can review the historical prices of Oracle Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

Your return on the              The return investors realize on the SPARQS may be limited by our call right.  We have
SPARQS may be                   the right to call all of the SPARQS at any time beginning July 22, 2002, including at
limited by our call right       maturity, for the cash call price, which will be calculated based on the call date.  The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of % per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date.

                                You should not expect to obtain a total yield (including interest payments) of more than %
                                per annum on the issue price of the SPARQS to the date we exercise our call right. If we call the SPARQS, you will receive the cash call price and not Oracle Stock or an amount based upon the market price of Oracle Stock.

                                The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the
                                SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at the yield to call rate of % per annum, equals the issue price of the SPARQS.

                                If we call the SPARQS, we will do the following:

                                o    send a notice announcing that we have decided to call the SPARQS;

                                o    specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 15 nor more than 30 days after the date of the notice; and

                                o    specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                                If we were to call the SPARQS on July 22, 2002, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date, would be $ per SPARQS. If we were to call the SPARQS on the maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the maturity date), would be $ per SPARQS.

The yield to call on the        The yield to call on the SPARQS is     %, which means that the annualized rate of return
SPARQS is     %                 that you will receive on the issue price of the SPARQS if we call the SPARQS will be
                                  %. The calculation of the yield to call takes into account the issue price of the SPARQS, the time to the call date, and the amount and timing of interest payments on the SPARQS, as well as the call price. If we call the SPARQS on any particular call date, the call price will be an amount so that the yield to call on the SPARQS to but excluding the call date will be  % per annum.

MS & Co. will be the            We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer
Calculation Agent               to as MS & Co., to act as calculation agent for The Chase Manhattan Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the call price that you will receive if we call the SPARQS. As calculation agent, MS & Co. will also adjust the exchange ratio for certain corporate events that could affect the price of Oracle
                                Stock and that we describe in the section called "Description of SPARQS--Antidilution
                                Adjustments" in this pricing supplement.

No affiliation with             Oracle is not an affiliate of ours and is not involved with this offering in any way. The
Oracle Corporation              obligations represented by the SPARQS are obligations of Morgan Stanley Dean Witter
                                & Co. and not of Oracle.

Where you can find more         The SPARQS are senior notes issued as part of our Series C medium-term note program.
information on the SPARQS       You can find a general description of our Series C medium-term note program in the accompanying prospectus supplement dated January 24, 2001. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate Notes" and
                                "--Exchangeable Notes."

                                For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us                 You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212)
                                761-4000).


                                                           PS-5

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Oracle Stock, there is no guaranteed return of principal. Investing in SPARQS is not equivalent to investing directly in Oracle Stock. In addition, you do not have the right to exchange your SPARQS for Oracle Stock prior to maturity. The return investors realize on the SPARQS may be limited by our call right. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary         The SPARQS combine features of equity and debt. The terms of the SPARQS
senior notes --                 differ from those of ordinary debt securities in that we will not pay you a fixed
no guaranteed return of         amount at maturity. Our payout to you at maturity will be a number of shares of
principal                       Oracle Stock, subject to our right to call the SPARQS for cash at any time beginning July 22, 2002. If the market price of Oracle Stock at maturity is less than the market price on the day we offer the SPARQS for initial sale to the public and we have not called the SPARQS, we will pay you an amount of Oracle Stock with a value that is less than the principal amount of the SPARQS.

Your appreciation               The appreciation potential of the SPARQS may be limited by our call right.  The
potential may be limited        $       issue price of one SPARQS is equal to the market price of one share of
                                Oracle Stock on the day we offer the SPARQS for initial sale to the public. If we exercise our call right, you will receive the cash call price described under "Description of
                                SPARQS--Call Price" below and not Oracle Stock or an amount based upon the market price of
                                Oracle Stock. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, represents a yield to call of % per annum on the issue price of the SPARQS from the date of issuance to but excluding the call date. We may call the SPARQS at any time on or after July 22, 2002, including on the maturity date. You should not expect to obtain a total yield (including interest payments) of more than % per annum on the issue price of the SPARQS to the date we exercise our call right.

Secondary trading               There may be little or no secondary market for the SPARQS.  Although we will
may be limited                  apply to list the SPARQS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so.

Market price of the SPARQS      Several factors, many of which are beyond our control, will influence the value
influenced by many              of the SPARQS. We expect that generally the market price of Oracle Stock
unpredictable factors           on any day will affect the value of the SPARQS more than any other single factor. However, because we have the right to call the SPARQS at any time beginning July
                                22, 2002 for a call price that is not linked to the market price of Oracle Stock, the
                                SPARQS may trade differently from Oracle Stock. Other factors that may influence the value of the SPARQS include:

                                o  the volatility (frequency and magnitude of changes in price) of Oracle Stock

                                o  the dividend rate on Oracle Stock

                                o  economic, financial, political, regulatory or judicial events that affect stockmarkets generally and which may affect the market price of Oracle Stock

                                o  interest and yield rates in the market


                                                           PS-6

                                o  the time remaining until we can call the SPARQS and until the SPARQS mature

                                o  our creditworthiness

                                Some or all of these factors will influence the price you will receive if you sell your
                                SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the market price of Oracle Stock is at, below, or not sufficiently above the initial market price.

                                You cannot predict the future performance of Oracle Stock based on its historical performance. The price of Oracle Stock may decrease so that you will receive at maturity an amount of Oracle Stock worth less than the principal amount of the SPARQS. We cannot guarantee that the price of Oracle Stock will increase so that you will receive at maturity an amount of Oracle Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Oracle Stock, and your yield to the call date (including all of the interest paid on
                                the SPARQS) will be   % per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Oracle Stock.

No affiliation with             We are not affiliated with Oracle.  Although we do not have any non-public
Oracle Corporation              information about Oracle as of the date of this pricing supplement, we or our subsidiaries may presently or from time to time engage in business with Oracle, including extending loans to, or making equity investments in, Oracle or providing advisory services to Oracle, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non- public information about Oracle. Moreover, we have no ability to control or predict the actions of Oracle, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. We or our affiliates from time to time have published and in the future may publish research reports with respect to Oracle. Oracle is not involved in the offering of the SPARQS in any way and has no obligation to consider your interest as an owner of
                                SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Oracle.

You have no                     As an owner of SPARQS, you will not have voting rights or rights to receive
shareholder rights              dividends or other distributions or any other rights with respect to Oracle Stock.

The antidilution adjustments    MS & Co., as calculation agent, will adjust the amount payable at maturity for
we are required to make do      certain events affecting Oracle Stock, such as stock splits and stock dividends,
not cover every corporate       and certain other corporate actions involving Oracle, such as mergers. However,
event that can affect Oracle    the calculation agent is not required to make an adjustment for every corporate
Stock                           event that can affect Oracle Stock. For example, the calculation agent is not required to make any adjustments if Oracle or anyone else makes a partial tender or partial exchange offer for Oracle Stock. If an event occurs that does not require the calculation agent to adjust the amount of Oracle Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.


                                                           PS-7

Adverse economic interests of   As calculation agent, our affiliate MS & Co. will calculate the cash amount you
the calculation agent and its   will receive if we call the SPARQS and what adjustments should be made to the
affiliates may influence        exchange ratio to reflect certain corporate and other events. We expect that MS
determinations                  & Co. and other affiliates will carry out hedging activities related to the SPARQS
                                (and possibly to other instruments linked to Oracle Stock), including trading in Oracle
                                Stock as well as in other instruments related to Oracle Stock. Any of these hedging activities and MS & Co.'s affiliation with us could influence MS & Co.'s determinations as calculation agent, including with respect to adjustments to the exchange ratio. MS & Co.
                                and some of our other subsidiaries also trade Oracle Stock and other financial instruments related to Oracle Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially affect the price of
                                Oracle Stock and, accordingly, could affect your payout on the SPARQS.

Because the characterization    You should also consider the tax consequences of investing in the SPARQS.
of the SPARQS for federal       There is no direct legal authority as to the proper tax treatment of the SPARQS,
income tax purposes is          and therefore significant aspects of the tax treatment of the SPARQS are
uncertain, the material         uncertain. Pursuant to the terms of the SPARQS, MSDW and you agree to treat a
federal income tax              SPARQS as an investment unit consisting of (A) a terminable forward contract
consequences of an              that (i) requires you (subject to our call right) to purchase Oracle Stock from us
investment in the SPARQS        at  maturity, and (ii) allows us, upon exercise of our call right, to terminate the
are uncertain                   terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the deposit and the call price; and (B) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in "Description of SPARQS--United States Federal Income
                                Taxation--General." If the Internal Revenue Service (the "IRS") were successful in asserting an alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your basis for Oracle Stock received in exchange for the SPARQS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section called "Description of
                                SPARQS--United States Federal Income Taxation" in this pricing supplement.


                                                           PS-8

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $ principal amount of our 8% SPARQS due June 30, 2003, Mandatorily Exchangeable for Shares of Common Stock of Oracle Corporation. In this pricing supplement, the terms "MSDW," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount................     $25,000,000

Maturity Date...................     June 30, 2003

Interest Rate...................     8% per annum (equivalent to $       per annum per SPARQS)

Interest Payment Dates..........     Each March 30, June 30, September 30 and December 30,
                                     beginning September 30, 2001.

Record Date.....................     The Record Date for each Interest Payment Date, including the
                                     Interest Payment Date scheduled to occur on the Maturity Date, will be the date 10 calendar days prior to such Interest Payment
                                     Date, whether or not that date is a Business Day; provided, however, that in the event that we call the SPARQS, no Interest
                                     Payment Date will occur after the MSDW Notice Date, except for any Interest Payment Date for which the MSDW Notice Date falls on or after the "ex-interest" date for the related interest payment, in which case the related interest payment will be made on such
                                     Interest Payment Date; and provided, further, that accrued but unpaid interest payable on the Call Date, if any, will be payable to the person to whom the Call Price is payable.  The "ex-interest"
                                     date for any interest payment is the date on which purchase transactions in the SPARQS no longer carry the right to receive such interest payment.

Specified Currency..............     U.S. Dollars

Issue Price.....................     $       per SPARQS

Original Issue Date (Settlement
  Date).........................                 , 2001

CUSIP...........................     61744Y561

Denominations...................     $       and integral multiples thereof

MSDW Call Right.................     On any scheduled Trading Day on or after July 22, 2002, we may call the SPARQS, in whole but not in part, for the Call Price.  If we call the SPARQS, the cash Call Price and any accrued but unpaid interest on the SPARQS will be delivered to you on the Call Date fixed by us and set forth in our notice of mandatory exchange, upon delivery of your SPARQS to the Trustee.  We will, or will cause the Calculation Agent to, deliver such cash to the Trustee for delivery to you.

MSDW Notice Date................     The scheduled Trading Day on which we issue our notice of
                                     mandatory exchange, which must be at least 15 but not more than
                                     30 days prior to the Call Date.

Call Date.......................     The scheduled Trading Day on or after July 22, 2002 and on or prior to the Maturity Date specified by us in our notice of mandatory exchange, on which we will deliver cash to holders of
                                     SPARQS for mandatory exchange.

Call Price......................     The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the
                                     Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date from the applicable payment
                                     date at the Yield to Call rate of    % per annum computed on the
                                     basis of a 360-day year of twelve 30-day months, equals the Issue
                                     Price.

                                     The table of indicative Call Prices set forth below illustrates what the Call Price per SPARQS would be if we were to call the
                                     SPARQS on July 22, 2002 (which is the earliest date on which we may call the SPARQS) and on any subsequent scheduled Interest
                                     Payment Date through the Maturity Date:

                                     Call Date                        Call Price
                                     ---------                        ----------
                                     July 22, 2002...................$
                                     September 30, 2002..............$
                                     December 30, 2002...............$
                                     March 30, 2003..................$
                                     June 30, 2003...................$

                                     The indicative Call Prices set forth above do not include the accrued but unpaid interest that would also be payable on each
                                     SPARQS on the applicable Call Date. We may call the SPARQS on any
                                     Trading Day on or after July 22, 2002.

                                     For more information regarding the determination of the Call
                                     Price and examples of how the Call Price is calculated in certain hypothetical scenarios, see Annex A to this pricing supplement.

Yield to Call...................     The Yield to Call on the SPARQS is     %, which means that the
                                     annualized rate of return that you will receive on the Issue Price of
                                     the SPARQS if we call the SPARQS will be    %.  The calculation
                                     of the Yield to Call takes into account the Issue Price of the
                                     SPARQS, the time to the Call Date, and the amount and timing of interest payments on the SPARQS, as well as the Call Price.  If we call the SPARQS on any particular Call Date, the Call Price will be an amount so that the Yield to Call on the SPARQS to but
                                     excluding the Call Date will be    % per annum.  See Annex A to
                                     this pricing supplement.

Exchange at Maturity............     Unless we have previously called the SPARQS, at maturity, upon delivery of the SPARQS to the Trustee, we will apply the $
                                     principal amount of each SPARQS as payment for a number of shares of Oracle Stock at the Exchange Ratio.

                                     All calculations with respect to the Exchange Ratio and Call
                                     Price for the SPARQS will be rounded to the nearest one

                                     hundred-thousandth, with five one-millionths rounded upwards
                                     (e.g., .876545 would be rounded to .87655); all dollar amounts related to the Call Price resulting from such calculations will be rounded to the nearest one ten-thousandth, with five one hundred- thousandths rounded upwards (e.g., .76545 would be rounded to .7655); and all dollar amounts paid with respect to the Call Price on the aggregate number of SPARQS will be rounded to the nearest cent, with one-half cent rounded upwards.

                                     We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary, on or prior to 10:30 a.m. on the Trading Day immediately prior to maturity of the SPARQS, of the amount of Oracle Stock to be delivered with respect to the $ principal amount of each SPARQS and (ii) deliver such shares of Oracle Stock (and cash in respect of interest and any fractional shares of Oracle Stock) to the Trustee for
                                     delivery to the holders.

No Fractional Shares............     Upon delivery of the SPARQS to the Trustee at maturity, we will deliver the aggregate number of shares of Oracle Stock due with respect to all of such SPARQS, as described above, but we will pay cash in lieu of delivering any fractional share of Oracle Stock in an amount equal to the corresponding fractional Market Price of such fraction of a share of Oracle Stock as determined by the
                                     Calculation Agent as of the second scheduled Trading Day prior to maturity of the SPARQS.

Exchange Ratio..................     1.0, subject to adjustment for certain corporate events relating to
                                     Oracle.  See "--Antidilution Adjustments" below.

Market Price....................     If Oracle Stock (or any other security for which a Market Price must be determined) is listed on a national securities exchange, is a security of the Nasdaq National Market or is included in the OTC
                                     Bulletin Board Service ("OTC Bulletin Board") operated by the
                                     National Association of Securities Dealers, Inc. (the "NASD"), the
                                     Market Price for one share of Oracle Stock (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the
                                     Securities Exchange Act of 1934, as amended (the "Exchange
                                     Act"), on which Oracle Stock (or any such other security) is listed or admitted to trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if Oracle Stock (or any such other security) is listed or admitted to trading on such securities exchange), the last reported sale price of the principal trading session on the over-the-
                                     counter market as reported on the Nasdaq National Market or OTC
                                     Bulletin Board on such day.  If the last reported sale price of the principal trading session is not available pursuant to clause (i) or
                                     (ii) of the preceding sentence because of a Market Disruption
                                     Event or otherwise, the Market Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for Oracle Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of
                                     MS & Co. or any of its affiliates may be included in the
                                     calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. A "security of the
                                     Nasdaq National Market" shall include a security included in any successor to such system, and the term "OTC Bulletin Board
                                     Service" shall include any successor service thereto.

Trading Day.....................     A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc.
                                     ("NYSE"), the AMEX, the Nasdaq National Market, the Chicago
                                     Mercantile Exchange and the Chicago Board of Options Exchange
                                     and in the over-the-counter market for equity securities in the
                                     United States.

Acceleration Event..............     If on any date the product of the Market Price per share of Oracle
                                     Stock and the Exchange Ratio is less than $4.00, the maturity date of the SPARQS will be deemed to be accelerated to such date, and
                                     we will apply the $       principal amount of each SPARQS as
                                     payment for a number of shares of Oracle Stock at the then current
                                     Exchange Ratio.  See also "--Antidilution Adjustments" below.

Book Entry Note or Certificated
  Note..........................     Book Entry

Senior Note or Subordinated
  Note..........................     Senior

Trustee.........................     The Chase Manhattan Bank

Agent for the underwritten
  offering of SPARQS............     MS & Co.

Calculation Agent...............     MS & Co.

                                     All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

                                     Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an owner of the SPARQS, including with respect to certain determinations and judgments that the
                                     Calculation Agent must make in making adjustments to the Exchange
                                     Ratio or determining any Market Price or whether a Market
                                     Disruption Event has occurred. See "--Antidilution Adjustments"
                                     and "--Market Disruption Event" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Antidilution Adjustments........The Exchange Ratio will be adjusted as follows:

                                     1. If Oracle Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange
                                     Ratio will be adjusted to equal the product of the prior Exchange
                                     Ratio and

                                     the number of shares issued in such stock split or reverse stock split with respect to one share of Oracle Stock.

                                     2. If Oracle Stock is subject (i) to a stock dividend (issuance of additional shares of Oracle Stock) that is given ratably to all holders of shares of Oracle Stock or (ii) to a distribution of Oracle Stock as a result of the triggering of any provision of the corporate charter of Oracle, then once the dividend has become effective and Oracle Stock is trading ex-dividend, the
                                     Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of Oracle Stock and (ii) the prior Exchange Ratio.

                                     3. There will be no adjustments to the Exchange Ratio to reflect cash dividends or other distributions paid with respect to Oracle
                                     Stock other than distributions described in clauses (i), (iv) and
                                     (v) of paragraph 5 below and Extraordinary Dividends as described below. A cash dividend or other distribution with respect to
                                     Oracle Stock will be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for Oracle Stock by an amount equal to at least 10% of the Market Price of Oracle Stock
                                     (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the "ex-dividend date").
                                     If an Extraordinary Dividend occurs with respect to Oracle Stock, the Exchange Ratio with respect to Oracle Stock will be adjusted on the ex-dividend date with respect to such Extraordinary
                                     Dividend so that the new Exchange Ratio will equal the product of
                                     (i) the then current Exchange Ratio and (ii) a fraction, the numerator of which is the Market Price on the Trading Day
                                     preceding the ex- dividend date, and the denominator of which is the amount by which the Market Price on the Trading Day preceding the ex- dividend date exceeds the Extraordinary Dividend Amount.
                                     The "Extraordinary Dividend Amount" with respect to an
                                     Extraordinary Dividend for Oracle Stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary
                                     Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for Oracle Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary
                                     Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non- cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on Oracle Stock described in clause (i), (iv) or (v)
                                     of paragraph 5 below that also constitutes an Extraordinary
                                     Dividend shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable.

                                     4. If Oracle issues rights or warrants to all holders of Oracle
                                     Stock to subscribe for or purchase Oracle Stock at an exercise price

                                     per share less than the Market Price of Oracle Stock on both (i)
                                     the date the exercise price of such rights or warrants is
                                     determined and (ii) the expiration date of such rights or
                                     warrants, and if the expiration date of such rights or warrants precedes the maturity of the SPARQS, then the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and a fraction, the numerator of which shall be the number of shares of Oracle Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of
                                     Oracle Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of Oracle Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Oracle Stock which the aggregate offering price of the total number of shares of Oracle Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Market Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such
                                     Market Price.

                                     5. If (i) there occurs any reclassification or change of Oracle
                                     Stock, including, without limitation, as a result of the issuance of any tracking stock by Oracle, (ii) Oracle or any surviving entity or subsequent surviving entity of Oracle (an "Oracle
                                     Successor") has been subject to a merger, combination or
                                     consolidation and is not the surviving entity, (iii) any
                                     statutory exchange of securities of Oracle or any Oracle
                                     Successor with another corporation occurs (other than pursuant to clause (ii) above), (iv) Oracle is liquidated, (v) Oracle issues to all of its shareholders equity securities of an issuer other than Oracle (other than in a transaction described in clause
                                     (ii), (iii) or (iv) above) (a "Spin-off Event") or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of Oracle Stock (any such event in clauses (i) through (vi), a "Reorganization Event"), the method of determining the amount payable upon exchange at maturity for each SPARQS will be adjusted to provide that each holder of
                                     SPARQS will receive at maturity, in respect of the $ principal amount of each SPARQS, securities, cash or any other assets distributed to holders of Oracle Stock in or as a result of any such Reorganization Event, including (i) in the case of the issuance of tracking stock, the reclassified share of Oracle
                                     Stock, (ii) in the case of a Spin-off Event, the share of Oracle
                                     Stock with respect to which the spun-off security was issued, and
                                     (iii) in the case of any other Reorganization Event where Oracle
                                     Stock continues to be held by the holders receiving such
                                     distribution, the Oracle Stock (collectively, the "Exchange
                                     Property"), in an amount with a value equal to the amount of
                                     Exchange Property delivered with respect to a number of shares of
                                     Oracle Stock equal to the Exchange Ratio at the time of the
                                     Reorganization Event. Notwithstanding the above, if the Exchange
                                     Property received in any such Reorganization Event consists only of cash, the maturity date of the SPARQS will be deemed to be accelerated to the date on which such cash is distributed to holders of Oracle Stock and holders will receive in


                                                 PS-14

                                     lieu of any Oracle Stock and as liquidated damages in full satisfaction of MSDW's obligations under the SPARQS the product of (i) the amount of cash received per share of Oracle Stock and
                                     (ii) the then current Exchange Ratio. If Exchange Property consists of more than one type of property, holders of SPARQS will receive at maturity a pro rata share of each such type of
                                     Exchange Property. If Exchange Property includes a cash
                                     component, holders will not receive any interest accrued on such cash component. In the event Exchange Property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

                                     For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving
                                     Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such
                                     Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or
                                     going-private transaction). In the event of a tender or exchange offer or a going- private transaction with respect to Exchange
                                     Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                     No adjustments to the Exchange Ratio will be required unless such adjustment would require a change of at least 0.1% in the
                                     Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Ratio will be made to the close of business on the second scheduled Trading Day prior to the Maturity Date.

                                     No adjustments to the Exchange Ratio or method of calculating the
                                     Exchange Ratio will be made other than those specified above. The adjustments specified above do not cover all events that could affect the Market Price of Oracle Stock, including, without limitation, a partial tender or exchange offer for Oracle Stock.

                                     The Calculation Agent shall be solely responsible for the
                                     determination and calculation of any adjustments to the Exchange
                                     Ratio or method of calculating the Exchange Ratio and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraph 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                     The Calculation Agent will provide information as to any
                                     adjustments to the Exchange Ratio or to the method of calculating the amount payable upon exchange at maturity of the SPARQS in accordance with paragraph 5 above upon written request by any holder of the SPARQS.

Market Disruption Event.........     "Market Disruption Event" means, with respect to Oracle Stock:

                                       (i) a suspension, absence or material limitation of trading of
                                       Oracle Stock on the primary market for Oracle Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for Oracle Stock as a result of which the reported trading prices for Oracle Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to Oracle Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion;
                                       and

                                       (ii) a determination by the Calculation Agent in its sole
                                       discretion that any event described in clause (i) above
                                       materially interfered with the ability of MSDW or any of its affiliates to unwind or adjust all or a material portion of the hedge with respect to the SPARQS.

                                     For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a
                                     Market Disruption Event, (3) limitations pursuant to NYSE Rule
                                     80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the
                                     Securities and Exchange Commission (the "Commission") of scope similar to NYSE Rule 80A as determined by the Calculation Agent)
                                     on trading during significant market fluctuations shall
                                     constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on
                                     Oracle Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an
                                     imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to Oracle Stock and (5) a suspension, absence or material limitation of trading on the primary
                                     securities market on which options contracts related to Oracle
                                     Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default.......In case an event of default with respect to the SPARQS shall have occurred and be continuing, the amount declared due and payable per SPARQS upon any acceleration of the SPARQS shall be

                                     determined by the Calculation Agent and shall be an amount in cash equal to the product of (i) the Market Price of Oracle Stock as of the date of such acceleration and (ii) the then current
                                     Exchange Ratio; provided that if we have called the SPARQS in accordance with the MSDW Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each SPARQS equal to the Call Price calculated as though the date of acceleration were the Call Date, plus accrued but unpaid interest to but excluding the date of acceleration.

Oracle Stock; Public
  Information...................     Oracle develops, manufactures, markets and distributes computer software for information management.  Oracle Stock is registered under the Exchange Act.  Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission.
                                     Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W.,
                                     Washington, D.C. 20549 or at its Regional Offices located at Suite
                                     1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois
                                     60661 and at Seven World Trade Center, 13th Floor, New York,
                                     New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth
                                     Street, N.W., Washington, D.C. 20549, at prescribed rates.  In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the
                                     Commission.  The address of the Commission's website is
                                     http://www.sec.gov.  Information provided to or filed with the
                                     Commission by Oracle pursuant to the Exchange Act can be
                                     located by reference to Commission file number 0-14376.  In addition, information regarding Oracle may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

                                     This pricing supplement relates only to the SPARQS offered hereby and does not relate to Oracle Stock or other securities of
                                     Oracle. We have derived all disclosures contained in this pricing supplement regarding Oracle from the publicly available documents described in the preceding paragraph. Neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Oracle in connection with the offering of the SPARQS. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding Oracle is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly
                                     available documents described in the preceding paragraph) that would affect the trading price of Oracle Stock (and therefore the price of Oracle Stock at the time we price the SPARQS) have been publicly disclosed. Subsequent disclosure

                                     of any such events or the disclosure of or failure to disclose material future events concerning Oracle could affect the value received at maturity with respect to the SPARQS and therefore the trading prices of the SPARQS.

                                     Neither we nor any of our affiliates makes any representation to you as to the performance of Oracle Stock.

                                     We and/or our subsidiaries may presently or from time to time engage in business with Oracle, including extending loans to, or making equity investments in, Oracle or providing advisory services to Oracle, including merger and acquisition advisory services. In the course of such business, we and/or our
                                     subsidiaries may acquire non-public information with respect to
                                     Oracle and, in addition, one or more of our affiliates may publish research reports with respect to Oracle. The statement in the preceding sentence is not intended to affect the rights of holders of the SPARQS under the securities laws. As a prospective purchaser of SPARQS, you should undertake an independent
                                     investigation of Oracle as in your judgment is appropriate to make an informed decision with respect to an investment in Oracle
                                     Stock.

Historical Information..........     The following table sets forth the published high and low Market
                                     Prices of Oracle Stock during 1998, 1999, 2000 and 2001 through
                                     July 9, 2001.  The Market Price of Oracle Stock on July 9, 2001
                                     was $18.91.  We obtained the Market Prices and other information in the table below from Bloomberg Financial Markets, and we believe such information to be accurate.  You should not take the historical prices of Oracle Stock as an indication of future performance. The price of Oracle Stock may decrease so that at maturity you will receive an amount of Oracle Stock worth less than the principal amount of the SPARQS.  We cannot give you any assurance that the price of Oracle Stock will increase so that at maturity you will receive an amount of Oracle Stock worth more than the principal amount of the SPARQS.  To the extent that the
                                     Market Price at maturity of shares of Oracle Stock at the Exchange
                                     Ratio is less than the Issue Price of the SPARQS and the shortfall is not offset by the coupon paid on the SPARQS, you will lose money on your investment.

                                                                  High      Low
                                                                  ----      ---
                                     (CUSIP 68389X105)
                                     1998
                                     First Quarter................$ 5.26    3.01
                                     Second Quarter...............  5.23    3.80
                                     Third Quarter................  4.85    3.18
                                     Fourth Quarter...............  7.42    3.87

                                     1999
                                     First Quarter................ 10.13    6.48
                                     Second Quarter...............  9.28    5.36
                                     Third Quarter................ 11.59    8.75
                                     Fourth Quarter............... 28.02   10.83

                                                                  High      Low
                                                                  ----      ---
                                     2000
                                     First Quarter................ 44.22   23.69
                                     Second Quarter............... 43.56   31.25
                                     Third Quarter................ 46.31   36.16
                                     Fourth Quarter............... 39.38   22.31

                                     2001
                                     First Quarter................ 34.56   14.06
                                     Second Quarter .............. 20.32   13.25
                                     Third Quarter
                                        (through July 9, 2001).... 19.77   18.21

                                     Historical prices of Oracle Stock have been adjusted for one
                                     3-for- 2 stock split and two 2-for-1 stock splits, which became effective in the first quarter of 1999, the first quarter of 2000 and the fourth quarter of 2000, respectively.

                                     Oracle has not paid cash dividends on Oracle Stock to date. We make no representation as to the amount of dividends, if any, that Oracle will pay in the future. In any event, as a holder of
                                     SPARQS, you will not be entitled to receive dividends, if any, that may be payable on Oracle Stock.

Use of Proceeds and Hedging.....     The net proceeds we receive from the sale of the SPARQS will be used for general corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with hedging our obligations under the SPARQS.  See also "Use of Proceeds" in the
                                     accompanying prospectus.

                                     On or prior to the date of this pricing supplement, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the SPARQS by taking positions in
                                     Oracle Stock, in options contracts on Oracle Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. In the event that we pursue such a hedging strategy, the price at which we are able to purchase such
                                     positions may be a factor in determining the pricing of the
                                     SPARQS. Purchase activity could potentially increase the price of
                                     Oracle Stock, and therefore effectively increase the level at which Oracle Stock must trade before you would receive at
                                     maturity an amount of Oracle Stock worth as much as or more than the principal amount of the SPARQS. Although we have no reason to believe that our hedging activity will have a material impact on the price of Oracle Stock, we cannot give any assurance that we will not affect such price as a result of our hedging activities.
                                     Through our subsidiaries, we are likely to modify our hedge position throughout the life of the SPARQS by purchasing and selling Oracle Stock, options contracts on Oracle Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities.

Supplemental Information
  Concerning Plan of
  Distribution..................     Under the terms and subject to conditions contained in the U.S.
                                     distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of SPARQS set forth on the cover of this pricing supplement.  The Agent proposes initially to offer part of the SPARQS directly to the public at the public offering price set forth on the cover page of this pricing supplement plus accrued interest, if any, from the Original Issue Date and part to Advest,
                                     Inc., Dain Rauscher Incorporated, McDonald Investments Inc. and
                                     Wells Fargo Van Kasper, LLC, the selected dealers, at a price that
                                     represents a concession not in excess of        % of the principal
                                     amount of the SPARQS; provided that the price will be $         per
                                     SPARQS and the underwriting discounts and commissions will be
                                     $  per SPARQS for purchasers of 100,000 or more SPARQS in any single transaction, subject to the holding period requirements described below.  The Agent may allow, and those selected dealers
                                     may reallow, a concession not in excess of       % of the principal
                                     amount of the SPARQS to other dealers.  We expect to deliver the
                                     SPARQS against payment therefor in New York, New York on          , 2001.
                                     After the initial offering of the SPARQS, the Agent may vary the offering price and other selling terms from time to time.

                                     Where an investor purchases 100,000 or more SPARQS in a single transaction at the reduced price, approximately % of the SPARQS purchased by the investor (the "Delivered SPARQS") will be delivered on the Settlement Date. The balance of approximately %
                                     of the SPARQS (the "Escrowed SPARQS") purchased by the investor will be held in escrow at MS & Co. for the benefit of the
                                     investor and delivered to such investor if the investor and any accounts in which the investor may have deposited any of its
                                     Delivered SPARQS have held all of the Delivered SPARQS for 30 calendar days following the date of this pricing supplement or any shorter period deemed appropriate by the Agent. If an
                                     investor or any account in which the investor has deposited any of its Delivered SPARQS fails to satisfy the holding period requirement, as determined by the Agent, all of the investor's
                                     Escrowed SPARQS will be forfeited by the investor and not
                                     delivered to it. The Escrowed SPARQS will instead be delivered to the Agent for sale to investors. This forfeiture will have the effect of increasing the purchase price per SPARQS for such investors to 100% of the principal amount of the SPARQS. Should investors who are subject to the holding period requirement sell their SPARQS once the holding period is no longer applicable, the market price of the SPARQS may be adversely affected. See also
                                     "Plan of Distribution" in the accompanying prospectus supplement.

                                     In order to facilitate the offering of the SPARQS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the SPARQS or Oracle Stock. Specifically, the
                                     Agent

                                     may sell more SPARQS than it is obligated to purchase in
                                     connection with the offering or may sell Oracle Stock it does not own, creating a naked short position in the SPARQS or the Oracle
                                     Stock, respectively, for its own account. The Agent must close out any naked short position by purchasing the SPARQS or Oracle
                                     Stock in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be
                                     downward pressure on the price of the SPARQS or the Oracle Stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase,
                                     SPARQS or Oracle Stock in the open market to stabilize the price of the SPARQS. Any of these activities may raise or maintain the market price of the SPARQS above independent market levels or prevent or retard a decline in the market price of the SPARQS.
                                     The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies.........     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security
                                     Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the
                                     SPARQS.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                     In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean
                                     Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also
                                     "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the SPARQS are acquired by or with the assets of a Plan with respect to which MS
                                     & Co., MSDWI or any of their affiliates is a service provider, unless the SPARQS are acquired pursuant to an exemption from the
                                     "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other
                                     liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                     The U.S. Department of Labor has issued five prohibited
                                     transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the SPARQS. Those class
                                     exemptions are PTCE 96-23 (for certain transactions

                                     determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE
                                     91-38 (for certain transactions involving bank collective
                                     investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                     Because we may be considered a party in interest with respect to many Plans, the SPARQS may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset
                                     Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not
                                     prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or holder of the SPARQS will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not
                                     prohibited by ERISA or Section 4975 of the Code.

                                     Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the
                                     Plan has invested. Accordingly, insurance company general
                                     accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is
                                     particularly important that fiduciaries or other persons
                                     considering purchasing the SPARQS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38,
                                     90-1 or 84-14.

                                     In addition to considering the consequences of holding the
                                     SPARQS, employee benefit plans subject to ERISA (or insurance companies deemed to be investing ERISA plan assets) purchasing the SPARQS should also consider the possible implications of owning Oracle Stock upon exchange of the SPARQS at maturity.
                                     Purchasers of the SPARQS have exclusive responsibility for ensuring that their purchase and holding of the SPARQS do not violate the prohibited transaction rules of ERISA or the Code.

United States Federal Income
  Taxation......................     The following summary is based on the advice of Davis Polk &
                                     Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial holders of the SPARQS purchasing the
                                     SPARQS at the Issue Price, who will hold the SPARQS as capital assets within the meaning of Section 1221 of the Code.  This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury

                                     Regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of its individual circumstances or to certain types of holders subject to special treatment under the U.S. federal income tax laws (e.g., certain financial institutions, tax-exempt organizations, dealers in options or securities, or persons who hold a SPARQS as a part of a hedging transaction, straddle, conversion or other integrated transaction). As the law
                                     applicable to the U.S. federal income taxation of instruments such as the SPARQS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                     General

                                     Pursuant to the terms of the SPARQS, we and every holder of a
                                     SPARQS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a SPARQS for all tax purposes as an investment unit consisting of the
                                     following components (the "Components"): (A) a terminable
                                     contract (the "Terminable Forward Contract") that (i) requires the holder of the SPARQS (subject to the MSDW Call Right) to purchase, and us to sell, for an amount equal to $ (the "Forward
                                     Price"), Oracle Stock at maturity and (ii) allows us, upon exercise of the MSDW Call Right, to terminate the Terminable
                                     Forward Contract by returning to the holder the Deposit (as defined below) and paying to the holder an amount of cash equal to the difference between the Deposit and the Call Price; and (B)
                                     a deposit with us of a fixed amount of cash, equal to the Issue
                                     Price, to secure the holder's obligation to purchase Oracle Stock
                                     (the "Deposit"), which Deposit bears an annual yield of % per annum, which yield is based on our cost of borrowing. Under this characterization, less than the full quarterly payments on the
                                     SPARQS will be attributable to the yield on the Deposit.
                                     Accordingly, the excess of the quarterly payments on the SPARQS over the portion of those payments attributable to the yield on the Deposit will represent payments attributable to the holders'
                                     entry into the Terminable Forward Contract (the "Contract Fees").
                                     Furthermore, based on our determination of the relative fair market values of the Components at the time of issuance of the
                                     SPARQS, we will allocate 100% of the Issue Price of the SPARQS to the Deposit and none to the Terminable Forward Contract. Our allocation of the Issue Price among the Components will be binding on a holder of the SPARQS, unless such holder timely and explicitly discloses to the IRS that its allocation is different from ours. The treatment of the SPARQS described above and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly
                                     addresses the characterization of the SPARQS or instruments similar to the SPARQS for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the
                                     SPARQS. Due to the absence of

                                     authorities that directly address instruments that are similar to the SPARQS, Tax Counsel is unable to render an opinion as to the proper U.S. federal income tax characterization of the SPARQS. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the SPARQS are not certain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein. Accordingly, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the SPARQS (including alternative characterizations of the SPARQS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

                                     U.S. Holders

                                     As used herein, the term "U.S. Holder" means an owner of a SPARQS that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is subject to United States federal income taxation
                                     regardless of its source.

                                     Tax Treatment of the SPARQS

                                     Assuming the characterization of the SPARQS and the allocation of the Issue Price as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                     Quarterly Payments on the SPARQS. To the extent attributable to the yield on the Deposit, quarterly payments on the SPARQS will generally be taxable to a U.S. Holder as ordinary income at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. As discussed above, any excess of the quarterly payments over the portion thereof attributable to the yield on the Deposit will be treated as Contract Fees. Although the federal income tax
                                     treatment of Contract Fees is uncertain, we intend to take the position that any Contract Fees with respect to the SPARQS constitute taxable income to a U.S. Holder at the time accrued or received in accordance with the U.S. Holder's method of
                                     accounting for U.S. federal income tax purposes.

                                     Tax Basis. Based on our determination set forth above, the U.S.
                                     Holder's tax basis in the Terminable Forward Contract will be zero, and the U.S. Holder's tax basis in the Deposit will be 100%
                                     of the Issue Price.

                                     Settlement of the Terminable Forward Contract. Upon maturity of the Terminable Forward Contract, a U.S. Holder would, pursuant to the Terminable Forward Contract, be deemed to have applied the
                                     Forward Price toward the purchase of Oracle Stock, and the U.S.
                                     Holder would not recognize any gain or loss with respect to any
                                     Oracle Stock received. With respect to any cash received upon maturity, a U.S. Holder would recognize gain or loss. The amount of such gain or loss would be the extent to which the amount of such cash received differs from the pro rata portion of the
                                     Forward Price allocable to the cash. Any such gain or loss would generally be capital gain or loss, as the case may be.

                                     With respect to any Oracle Stock received upon maturity, the U.S.
                                     Holder would have an adjusted tax basis in the Oracle Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between cash and Oracle Stock should be based on the amount of the cash received and the relative fair market value of Oracle Stock as of the Maturity
                                     Date. The holding period for any Oracle Stock received would start on the day after the maturity of the SPARQS.

                                     U.S. Holders should note that while any accrued but unpaid interest on the Deposit and any Contract Fees would be taxable as ordinary income, any gain or loss recognized upon the final settlement of the Terminable Forward Contract generally would be capital gain or loss. The distinction between capital gain or loss and ordinary gain or loss is potentially significant in several respects. For example, limitations apply to a U.S.
                                     Holder's ability to offset capital losses against ordinary income, and certain U.S. Holders may be subject to lower U.S.
                                     federal income tax rates with respect to long-term capital gain than with respect to ordinary gain. U.S. Holders should consult their tax advisors with respect to the treatment of capital gain or loss on a SPARQS.

                                     Sale, Exchange or Early Retirement of the SPARQS. Upon a sale or exchange of a SPARQS prior to the maturity of the SPARQS or upon their retirement prior to maturity pursuant to the MSDW Call
                                     Right, a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and the U.S. Holder's tax basis in the
                                     SPARQS so sold, exchanged or retired. Any such gain or loss would generally be capital gain or loss, as the case may be. Such U.S.
                                     Holder's tax basis in the SPARQS would generally equal the U.S.
                                     Holder's tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest payments on the Deposit, which would be taxed as described under "--Quarterly Payments on the SPARQS" above. It is uncertain whether the amount realized includes any amount
                                     attributable to accrued but unpaid Contract Fees. U.S. Holders should consult their tax advisors regarding the treatment of accrued but unpaid Contract Fees upon the sale, exchange or retirement of a SPARQS.

                                     Possible Alternative Tax Treatments of an Investment in the
                                     SPARQS

                                     Due to the absence of authorities that directly address the proper characterization of the SPARQS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In
                                     particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a SPARQS under Treasury regulations governing contingent payment debt instruments (the "Contingent
                                     Payment Regulations").

                                     If the IRS were successful in asserting that the Contingent
                                     Payment Regulations applied to the SPARQS, the timing and
                                     character of income thereon would be significantly affected.
                                     Among other things, a U.S. Holder would be required to accrue as original issue discount income, subject to adjustments, at a
                                     "comparable yield" on the Issue Price. In addition, a U.S. Holder would recognize income upon maturity of the SPARQS to the extent that the value of Oracle Stock and cash (if any) received exceeds the adjusted issue price. Furthermore, any gain realized with respect to the SPARQS would generally be treated as ordinary income.

                                     Even if the Contingent Payment Regulations do not apply to the
                                     SPARQS, other alternative federal income tax characterizations or treatments of the SPARQS are also possible, and if applied could also affect the timing and the character of the income or loss with respect to the SPARQS. It is possible, for example, that a
                                     SPARQS could be treated as constituting a prepaid forward
                                     contract. Other alternative characterizations are also possible.
                                     Accordingly, prospective purchasers are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the SPARQS.

                                     Constructive Ownership

                                     Section 1260 of the Code treats a taxpayer owning certain types of derivative positions in property as having "constructive ownership" in that property, with the result that all or a portion of the long term capital gain recognized or deemed to be recognized (as described below) by such taxpayer with respect to the derivative position would be recharacterized as ordinary income. Although Section 1260 in its current form does not apply to the SPARQS, Section 1260 authorizes the Treasury Department to promulgate regulations (possibly with retroactive effect) to expand the application of the "constructive ownership" regime.
                                     There is no assurance that the Treasury Department will not promulgate regulations to apply the regime to the SPARQS. If
                                     Section 1260 were to apply to the SPARQS, the effect on a U.S.
                                     Holder would be to treat all or a portion of the long term capital gain (if any) recognized by such U.S. Holder on sale or maturity of a SPARQS as ordinary income, but only to the extent such long term capital gain exceeds the long term capital gain that would have been

                                     recognized by such U.S. Holder if the U.S. Holder had acquired the underlying stock itself on the issue date of the SPARQS and disposed of the underlying stock upon disposition (including retirement) of the SPARQS. Section 1260, if applicable, would require a U.S. Holder that receives shares of Oracle Stock at maturity to recognize as ordinary income the amount that would have been treated as ordinary income according to the rule described in the preceding sentence, if the U.S. Holder had sold the SPARQS at maturity for fair market value. In addition,
                                     Section 1260 would impose an interest charge on the gain (or deemed gain) that was recharacterized on the sale or maturity of the SPARQS.

                                     Backup Withholding and Information Reporting

                                     A U.S. Holder of a SPARQS may be subject to information reporting and to backup withholding in respect of the amounts paid to the
                                     U.S. Holder, unless such U.S. Holder provides proof of an
                                     applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Pursuant to the Economic Growth and Tax
                                     Reconciliation Act of 2001, the backup withholding rate,
                                     currently 31%, is scheduled to be reduced periodically through
                                     2006. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.



                                                                                                                             Annex A
                                               Hypothetical Call Price Calculations

     The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of July 22, 2002 (which is the earliest day on which we may call the SPARQS), December 24, 2002 (a day that is not an Interest Payment Date) and June 30,
2003 (the Maturity Date) based on the following hypothetical terms:

     o    Original Issue Date: July 26, 2001
     o    Interest Payment Dates: Each March 30, June 30, September 30 and December 30, beginning September 30, 2001
     o    Yield to Call: 36.00% per annum (computed on the basis of a 360-day year of twelve 30-day months)
     o    Issue Price: $19.50 per SPARQS
     o    Interest Rate: 8% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date from the applicable payment date at the hypothetical Yield to Call rate of 36.00% per annum, equals the Issue Price.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o    The known cash flows on the SPARQS, i.e., the interest payments, are discounted to their present value on the Original
          Issue Date at the applicable Discount Factor, based on a rate equal to the Yield to Call. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o    For example, the present value of all of the interest payments for the hypothetical Call Date of July 22, 2002 is
               $1.2845 ($.2625 + $.3419 + $.3166 + $.2932 + $.0703).

     o    Since the present value of all payments on the SPARQS to and including the Call Date must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o    For example, for the hypothetical Call Date of July 22, 2002, the present value of the Call Price is $18.2155
               ($19.50 - $1.2845).

     o    The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o    For the hypothetical Call Date of July 22, 2002, the Call Price is therefore $24.6886, which is the amount that if paid on July 22, 2002 has a present value on the Original Issue Date of $18.2155, based on the applicable Discount
               Factor.

                                                               o o o

The Call Prices calculated in the following tables are based upon the hypothetical terms set forth above and three sample Call
Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual terms of the SPARQS and the actual
Call Date.



                                                    Call Date of July 22, 2002
                                                 --------------------------------

                                                                                                                           Present
                                                                                                                           Value at
                                                                                                                           Original
                                                                                                                          Issue Date
                                                                                                                           of Cash
                                             Accrued but                                         Years from               Received
                                                Unpaid                               Days from    Original     Discount   on Payment
                                  Interest     Interest                Total Cash    Original      Issue        Factor       Date
                     Issue Price  Payments   Received on  Call Price   Received on    Issue         Date       at Yield    at Yield
   Payment Date         Paid      Received    Call Date   Received(1)  Payment Date   Date(2)   (Days(2)/360)  to Call(3)  to call
------------------  ------------  --------  ------------  -----------  -------- ---  ---------  -------------  ---------- ----------
July 26, 2001       ($ 19.5000)        --          --             --          --           0      0.0000000   100.00000%         --

September 30,
  2001                     --     $  .2773         --             --    $  .2773          64       .1777778    94.68033%    $  .2625

December 30,
  2001                     --     $  .3900         --             --    $  .3900         154       .4277778    87.67485%    $  .3419

March 30, 2002             --     $  .3900                              $  .3900         244       .6777778    81.18771%    $  .3166

June 30, 2002              --     $  .3900         --             --    $  .3900         334       .9277778    75.18056%    $  .2932

July 22, 2002              --          --     $ .0953             --    $  .0953         356       .9888889    73.78105%    $  .0703

Call Date (July
  22, 2002)                --          --          --       $24.6886    $24.6356         356       .9888889    73.78105%    $18.2155
                                                                                                                            --------
Total amount received on the Call Date: $24.7839                                                             Total:         $19.5000
Total amount received over the term of the SPARQS: $26.2312

-------------------
1    The Call Price is the dollar amount that has a present value of $18.2155 discounted to the Original Issue Date from the Call
     Date at the Yield to Call rate of 36%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $19.50.

2    Based upon a 360-day year of twelve 30-day months.

3    Discount Factor =     1
                        ------
                        1.36x, where x is Years from Original Issue Date.




                                                  Call Date of December 24, 2002
                                                 --------------------------------

                                                                                                                           Present
                                                                                                                           Value at
                                                                                                                           Original
                                                                                                                          Issue Date
                                                                                                                           of Cash
                                             Accrued but                                          Years from               Received
                                                Unpaid                               Days from    Original     Discount   on Payment
                                  Interest     Interest                Total Cash    Original      Issue        Factor       Date
                     Issue Price  Payments   Received on  Call Price   Received on    Issue         Date       at Yield    at Yield
   Payment Date         Paid      Received    Call Date   Received(1)  Payment Date   Date(2)   (Days(2)/360)  to Call(3)  to call
------------------  ------------  --------  ------------  -----------  -------- ---  ---------  ------------  ----------  ----------
July 26, 2001       ($19.5000)          --         --           --            --           0      0.0000000   100.00000%          --

September 30,
  2001                     --       $.2773         --           --      $  .2773          64       .1777778    94.68033%    $  .2625

December 30,
  2001                     --       $.3900         --           --      $  .3900         154       .4277778    87.67485%    $  .3419

March 30, 2002             --       $.3900         --           --      $  .3900         244       .6777778    81.18771%    $  .3166

June 30, 2002              --       $.3900         --           --      $  .3900         334       .9277778    75.18056%    $  .2932

September 30,
  2002                     --       $.3900         --           --      $  .3900         424      1.1777778    69.61789%    $  .2715

December 24,
  2002                     --           --     $.3640           --      $  .3640         508      1.4111111    64.79802%    $  .2359

Call Date
  (December 24,
  2002)                    --           --         --     $27.4366      $27.4366         508      1.4111111    64.79802%    $17.7784
                                                                                                                            --------

Total amount received on the Call Date: $27.8006                                                                     Total: $19.5000
Total amount received over the term of the SPARQS: $29.6379

-------------------
1    The Call Price is the dollar amount that has a present value of $17.7784 discounted to the Original Issue Date from the Call
     Date at the Yield to Call rate of 36%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $19.50.

2    Based upon a 360-day year of twelve 30-day months.

3    Discount Factor =     1
                        ------
                        1.36x, where x is Years from Original Issue Date.




                                                    Call Date of June 30, 2003
                                                 --------------------------------

                                                                                                                           Present
                                                                                                                           Value at
                                                                                                                           Original
                                                                                                                          Issue Date
                                                                                                                           of Cash
                                             Accrued but                                         Years from                Received
                                                Unpaid                               Days from    Original     Discount   on Payment
                                  Interest     Interest                Total Cash    Original      Issue        Factor       Date
                     Issue Price  Payments   Received on  Call Price   Received on    Issue         Date       at Yield    at Yield
   Payment Date         Paid      Received    Call Date   Received(1)  Payment Date   Date(2)   (Days(2)/360)  to Call(3)  to call
------------------  ------------  --------  ------------  -----------  -------- ---  ---------  -------------  ---------- ----------
July 26, 2001       ($19.5000)          --         --           --            --            0     0.0000000   100.00000%          --

September 30,
  2001                     --       $.2773         --           --        $.2773          64       .1777778    94.68033%      $.2625

December 30,
  2001                     --       $.3900         --           --        $.3900         154       .4277778    87.67485%      $.3419

March 30, 2002             --       $.3900         --           --        $.3900         244       .6777778    81.18771%      $.3166

June 30, 2002              --       $.3900         --           --        $.3900         334       .9277778    75.18056%      $.2932

September 30,
  2002                     --       $.3900         --           --        $.3900         424      1.1777778    69.61789%      $.2715

December 30,
 2002                      --       $.3900         --           --        $.3900         514      1.4277778    64.46680%      $.2514

March 30, 2003             --       $.3900         --           --        $.3900         604      1.6777778    59.69685%      $.2328

June 30, 2003              --           --     $.3900           --        $.3900         694      1.9277778    55.27982%      $.2156

Call Date (June
  30, 2003)                --           --         --     $31.3216      $31.3216         694      1.9277778    55.27982%    $17.3145
                                                                                                                            --------
Total amount received on the Call Date: $31.7116                                                                  Total:    $19.5000
Total amount received over the term of the SPARQS: $34.3289

-------------------
1    The Call Price is the dollar amount that has a present value of $17.3145 discounted to the Original Issue Date from the Call
     Date at the Yield to Call rate of 36%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $19.50.

2    Based upon a 360-day year of twelve 30-day months.

3    Discount Factor =     1
                        ------
                        1.36x, where x is Years from Original Issue Date.






                                                               PS-31


                        MORGAN STANLEY DEAN WITTER & CO.






                                     PS-32